15 March 2000

topjobs.net plc
Innovation House
Daten Park
Birchwood
Warrington
WA3 6UT

Dear Sirs


topjobs.net plc
---------------

We act as Counsel to topjobs.net plc ("the Company") in the United Kingdom and have been requested to provide you with a legal opinion on certain matters concerning the registration of 1,002,698 of the Company's Ordinary Shares, nominal value 0.02p per share ("the Shares") to be issued pursuant to the Company's Executive Share Option Plan ("the Plan") in accordance with a Registration Statement on Form S-8 ("the Registration Statement") to be filed under the Securities Act of 1933, as amended ("the Securities Act").

In connection with this opinion we have made such legal and factual examinations and inquiries, including an examination of the Registration Statement, the Company's Memorandum and Articles of Association and such other documents and records as we have deemed necessary or appropriate. In our examination, we have assumed:

(a) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the completeness and conformity to authentic original documents of all documents submitted to us as copies;

(b) that there is no provision of the law of any jurisdiction other than England which would have an adverse implication in relation to the opinions expressed hereunder;

With respect to the issue of Shares by the Company we have assumed that the Shares will be issued and the certificates evidencing the same will be duly delivered in accordance with the respective terms of the Plan, and against receipt of the consideration stipulated therefor, which will not be less than the nominal value of the Shares.

Based on the foregoing, we are of the opinion that the Shares have been duly authorised and, when issued and paid for in accordance with the foregoing assumptions, will be validly issued, fully paid and non-assessable.

Qualifications
--------------

1. We have obtained the advice of Officers of the Company in all cases as we have deemed necessary as a basis for the opinions expressed above.

2. The opinions set forth above are subject to and exclude the effect of general principals of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and discretion available to a Court.

3. The opinions set forth above are also subject to and exclude, the effect of any applicable dissolution, bankruptcy, liquidation, insolvency
      (including, without limitation, all laws relating to fraudulent transfers), reorganisation, moratorium or similar law affecting creditors' rights and remedies generally.

4. No opinions other than those stated above are expressed as to the form, content or effect of:

      (a)   the Registration Statement; or

      (b)   the Plan.

      on which you should obtain the advice and/or opinion of Greenberg Traurig and PricewaterhouseCoopers respectively.

5. The partners of this firm are admitted to practice as Solicitors of the Supreme Court in England and the opinions expressed above are limited to matters governed by the laws of England and the English Courts and are limited to the matters expressly stated herein and do not purport to, and shall not be taken as being referable to the laws or jurisdiction of any other country or state.

6. The opinions set forth herein are as of the date of this letter and we do not render any opinion as to the effect of any change in any fact, circumstance or law or any other matter which may occur or be effective subsequent to the date hereof. We disclaim any responsibility to inform the addressees hereof or any other person or entity of any such change or occurrence which may come to our attention.

7. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and registration of the Securities and Exchange Commission promulgated thereunder.

Governing Law
-------------

This opinion shall be governed by and construed in accordance with the laws of England.

Yours faithfully



BEACHCROFT WANSBROUGHS


                                       3